Exhibit 10.1

[FORM OF] SUBSCRIPTION AGREEMENT

November 2, 2012

Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, MN 55391

Gentlemen:

By delivery of this Subscription Agreement, (this “Agreement”), the undersigned (“Subscriber”) hereby subscribes for and offers to purchase from Dakota Plains Holdings, Inc. (the “Company”) and pay the aggregate principal amount set forth on the signature page to this Agreement (the “Principal Amount”) for

(a)	one or more senior unsecured promissory notes (collectively the “Notes”) having an initial aggregate principal amount equal to the Principal Amount, in substantially the form attached as Exhibit A to this Subscription Agreement (this “Agreement”); and

(b)	one or more warrants to purchase an aggregate number of shares of Company common stock, par value $0.001 per share, equal to 60% of the Principal Amount divided by $4.00 (collectively, the “Warrants”), in substantially the form attached as Exhibit B to this Agreement.

The aforementioned subscription for the Notes and the Warrants (collectively, the “Securities”) is subject to the following terms and conditions:

1.        undersigned Subscriber understands and agrees that the Subscriber’s offer to purchase the Securities cannot be cancelled, withdrawn or modified without the written consent of the Company (which shall give such consent only if specifically so authorized by its Board of Directors). The Company shall have the unconditional right to accept or reject this Subscription by written notice sent to the Subscriber’s mailing address set forth below.

2.        The Subscriber will make cash payment in an amount equal to the Principal when and as instructed by the Company or a designated escrow agent. If the Subscriber fails to tender cash payment for the Securities within 5 days after payment has been called for by the Company or its designated escrow agent, the Company shall be entitled to seek all appropriate legal and equitable remedies for the Subscriber’s default.

3.        The Subscriber further represents, warrants, and agrees as follows:

A.        The Subscriber understands that the purchase of the Securities is a speculative investment, and that the economic benefits which may be derived therefrom are uncertain. In determining whether or not to make an investment in the Company, the Subscriber has relied solely upon the written materials provided to him or her by the Company and upon independent investigations made by him or her and his or her representative(s).

B.        The opportunity has been made available to the Subscriber to ask questions of and receive answers from representative(s) of the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of the written materials provided to the Subscriber by the Company.

C.         The information presented and statements made by the Subscriber in the questionnaire attached as Exhibit C to this Agreement completed and delivered by him or her and returned to the Company with this Agreement, and any additional information supplied by the Subscriber at the Company’s request relating to the Subscriber’s income, net worth, investment experience, or other matters, are complete and accurate as of this date or any future date upon which such information will be supplied, and may be relied upon by the Company in determining whether to accept this Subscription. The Subscriber will immediately notify the Company if any such information becomes outdated prior to the Company’s acceptance of the Subscriber’s subscription for the Securities.

D.         The Subscriber is acquiring the Securities for his or her own account for investment purposes and not with a view to or for resale in connection with any distribution thereof. The Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, in reliance on exemptions from registration which depend, in part, on the Subscriber’s investment intention, and, accordingly, the truth and accuracy of the foregoing representation will be relied upon by the Company to establish such exemptions. The Subscriber acknowledges that neither the Company nor its transfer agent or registrar is required to recognize any transfer of the Securities if, in the opinion of counsel to the Company, such transfer would result in a violation of any federal or state law regarding the offer and sale of securities.

E.         The Subscriber is aware that there are restrictions on the transferability of the Securities, that there is no market for the Securities, that there is no active market for shares of Company common stock, and it cannot be expected that such a market will develop in the near future. Accordingly, the Subscriber may encounter substantial difficulty in liquidating an investment in the Company in case of an emergency or for any other reason.

F.         The Subscriber’s commitment to investments that are not readily marketable is not disproportionate to his or her net worth, and an investment in the Securities will not cause such commitment to become excessive. The Subscriber has adequate means of providing for his or her current needs and contingencies and has no need for liquidity with respect to his or her investment in the Securities, and can withstand a complete loss of such investment in the Securities. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Securities.

4.         The Subscriber’s rights and obligations hereunder shall inure to the benefit of, and be binding upon and enforceable against his or her heirs, representatives, and successors. Notwithstanding the foregoing, neither this offer nor any rights granted to the Subscriber herein may be transferred or assigned by the Subscriber.

5.         All notices to the Subscriber will be deemed given when mailed by first class mail, postage prepaid, to the address designated by the Subscriber below.

6.         It is the intention of the Subscriber and the Company that the laws of the State of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement effective as of the date set forth below.

Date:	SUBSCRIBER

(Signature of Individual)

Printed Name:

Address:

Telephone:
Email:

Social Security Number/EIN:

Aggregate principal amount of Notes purchased: $ .00

The Subscriber desires that the Securities be held as follows (check one):
☐	Individual Ownership	☐	Corporation
☐	Community Property	☐	Trust
☐	Jt. Tenant with Right of Survivorship	☐	Limited Liability Company
	(both/all parties must sign)	☐	Partnership
☐	Tenants in Common	☐	Other (please describe): _______________

The Company hereby accepts the subscription evidenced by this Agreement:

Date:	DAKOTA PLAINS HOLDINGS, INC.

By:
Name:
Its:

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